News Release Contact: Robert M. Plante Vice President & Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold
Fiscal 2004 Fourth Quarter/Year End Results Conference Call

Whippany, New Jersey, October 7, 2004 — Suburban Propane Partners, L.P. (NYSE:SPH), a marketer of propane gas, fuel oil and related products and services nationwide, announced today that it has scheduled its Fiscal 2004 Fourth Quarter and Full Year Conference Call for Thursday, October 21, 2004 at 9:00 AM Eastern Daylight Time.

Analysts, investors and other interested parties are invited to listen to management's discussion of Fiscal 2004 fourth quarter and year-end results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (800) 288-8974
Ask for: Suburban Propane Fiscal Year 2004 Fourth Quarter Results Conference Call

In addition, a replay of the conference call will be available from 4:00 PM Thursday, October 21, until 11:59 PM Friday, October 22, 2004 and can be accessed by dialing (800) 475-6701, Access Code 749973. The replay will also be available via Suburban's web site until Thursday, October 28, 2004.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,100,000 residential, commercial, industrial and agricultural customers through more than 370 customer service centers in 35 states.